Exhibit 4.4
BEAZER HOMES USA, INC.
and
THE GUARANTORS PARTY HERETO
to
[TRUSTEE]
Trustee
INDENTURE
Dated as of [       ]
SUBORDINATED DEBT SECURITIES

BEAZER HOMES USA, INC.
Certain Sections of this Indenture relating to Sections 310
through 318, inclusive, of the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section
Section 310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8
Section 311(a)	6.13
(b)	6.13
Section 312(a)	7.1
7.2
(b)	7.2
(c)	7.2
Section 313(a)	7.3
(b)	7.3
(c)	7.3
(d)	7.3
Section 314(a)	7.4
(a)(4)	1.1
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
Section 315(a)	6.1
(b)	6.2
(c)	6.1
(d)	6.1
(e)	5.14
Section 316(a)	1.1
(a)(1)(A)	5.2
5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.4
Section 317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
Section 318(a)	1.7

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

(continued)

(continued)

(continued)

     INDENTURE, dated as of [___], among BEAZER HOMES USA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30308, the Guarantors (as defined hereinafter), each having its principal office at 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, and [Trustee], as Trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”) to be issued in one or more series as in this Indenture provided.
     Each of the Initial Guarantors has duly authorized the execution and delivery of this Indenture to provide for the guarantee by such Initial Guarantor of such series of Securities as to which such guarantee has been made applicable as provided herein.
     All things necessary to make this Indenture a valid agreement of the Company and of the Initial Guarantors in accordance with its terms have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
          (4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;
          (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
          (6) when used with respect to any Security, the words “convert”, “converted” and “conversion” are intended to refer to the right of the Holder or the Company to convert or exchange such Security into or for securities or other property in accordance with such terms, if any, as may hereafter be specified for such Security as contemplated by Section 3.1, and these words are not intended to refer to any right of the Holder or the Company to exchange such Security for other Securities of the same series and like tenor pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 or another similar provision of this Indenture, unless the context otherwise requires; and references herein to the terms of any Security that may be converted mean such terms as may be specified for such Security as contemplated in Section 3.1; and

          (7) unless the context otherwise requires, any reference to “duly provided for” and other words of similar import with respect to any amount or property required to be paid or delivered, as applicable, shall include, without limitation, having made such amount or property available for payment or delivery.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.
     “Authenticating Agent” means, when used with respect to Securities of any series, any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of such series.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any officer or employee of the Company authorized to take such action by the Board of Directors as evidenced by a Board Resolution.
     “Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close; provided that, when used with respect to any Security, “Business Day” may have such other meaning, if any, as may be specified for such Security as contemplated by Section 3.1.
     “Capital Stock” means:
          (1) in the case of a corporation, corporate stock;
          (2) in the case of a limited liability company or similar entity, any membership or similar interests therein;
          (3) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
          (4) in the case of a partnership, partnership interests (whether general or limited); and
          (5) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Company, or any other officer or officers of the Company designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time.
     “Corporate Trust Office” means the designated office of the Trustee in [___] at which at any particular time its corporate trust business shall be administered and which, at the date hereof, is located at [___, Attention: ___], or at such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee.
     “corporation” means a corporation, association, company (including a limited liability company), joint-stock company, business trust or other similar entity.
     “Covenant Defeasance” has the meaning specified in Section 13.3.
     “Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 5, 2009, among the Company, the lenders and letter of credit issuers party thereto, and Citibank, N.A., as agent and swingline lender, together with related documents thereto including any guarantee agreements and security documents, as amended, modified supplemented, restated, renewed, refunded, replaced, restructured repaid or refinanced from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding entities as additional borrowers or guarantors thereunder) whether with the original agents and lenders or otherwise and whether provided under the original Amended and Restated Credit Agreement or other credit agreements or otherwise.
     “Defaulted Interest” has the meaning specified in Section 3.7.
     “Defeasance” has the meaning specified in Section 13.2.
     “Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency that is designated to act as depositary for such Securities as contemplated by Section 3.1.
     “DTC” has the meaning specified in Section 1.4.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Event of Default” has the meaning specified in Section 5.1.
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
     “Expiration Date” has the meaning specified in Section 1.4.
     “GAAP” means, at any time, (i) generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States or (ii) if at such time the Company is required to prepare its financial statements for reports filed with the Commission under Section 13 or 15(d) of the Exchange Act pursuant to standards other than those specified in clause (i) (which may include International Financial Reporting Standards), such other standards, in each case which are in effect at such time.
     “Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.4 (or such legend as may be specified as contemplated by Section 3.1 for such Securities).
     “Guarantee” means a guarantee of any Securities by a Guarantor as contemplated by Article XIV; provided that the term “Guarantee,” when used with respect to any Security or with respect to the Securities of any series, means a guarantee of such Security or of the Securities of such series, respectively, by a Guarantor of such Security or of the Securities of such series, respectively, as contemplated by Article XIV.
     “Guarantor” means each of the Initial Guarantors and any other Person who shall have become a Guarantor under this Indenture pursuant to Section 9.1 hereof, in each case unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, at which time references to such Guarantor shall mean such successor Person; provided that the term “Guarantor”, when used, with respect to the Securities of any series, means the Persons who shall from time to time be the guarantors of Securities of such series as contemplated by Article XIV.
     “Guarantor’s Board of Directors” means, with respect to any Guarantor, either the board of directors of such Guarantor or any duly authorized committee of that board.
     “Guarantor’s Board Resolution” means, with respect to any Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Guarantor to have been duly adopted by such Guarantor’s Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Guarantor’s Board Resolution, such action may be taken by any officer or employee of such Guarantor authorized to take such action by such Guarantor’s Board of Directors as evidenced by a Guarantor’s Board Resolution.
     “Guarantor’s Officers’ Certificate” means, with respect to any Guarantor, a certificate signed by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of such Guarantor, or any other officer or officers of such Guarantor designated in a writing by or pursuant to authority of such Guarantor’s Board of Directors and delivered to the Trustee from time to time.
     “Guarantor Request” or “Guarantor Order” means, with respect to any Guarantor, a written request or order signed in the name of such Guarantor by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of such Guarantor, or any other officer or officers of such Guarantor designated in writing by or pursuant to authority of such Guarantor’s Board of Directors and delivered to the Trustee from time to time. In the event that Guarantor’s Requests relating to the same matter shall be delivered by two or more Guarantors on the same date, such requests may be combined into a single document, provided that the requests made by each Guarantor therein shall be several and not joint requests of each such Guarantor.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indebtedness” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).
     “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of any particular series or specific Securities within a series and of any Guarantees thereof established as contemplated by Section 3.1.
     “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
     “Initial Guarantor” or “Initial Guarantors” means April Corporation, a Colorado corporation, Arden Park Ventures, LLC, a Florida limited liability company, Beazer Allied Companies Holdings, Inc., a Delaware corporation, Beazer Clarksburg, LLC, a Maryland limited liability company, Beazer Commercial Holdings, LLC, a Delaware limited liability company, Beazer General Services, Inc., a Delaware corporation, Beazer Homes Corp., a Tennessee corporation, Beazer Homes Holdings Corp., a Delaware corporation, Beazer Homes Indiana Holdings Corp., a Delaware corporation, Beazer Homes Indiana LLP, a Delaware, limited liability partnership, Beazer Homes Investments, LLC, a Delaware limited liability company, Beazer Homes Sales, Inc., a Delaware corporation, Beazer Homes Texas, L.P., a Delaware limited partnership, Beazer Homes Texas Holdings, Inc., a Delaware corporation, Beazer Realty Corp., a Georgia corporation, Beazer Realty, Inc., a New Jersey corporation, Beazer Realty Los Angeles, Inc., a Delaware corporation, Beazer Realty Sacramento, Inc., a Delaware corporation, Beazer Realty Services, LLC, a Delaware limited liability company, Beazer SPE, LLC, a Georgia limited liability company, Beazer/Squires Realty, Inc., a North Carolina corporation, BH Building Products, LP, a Delaware limited partnership, BH Procurement Services, LLC, a Delaware limited liability company, Homebuilders Title Services of Virginia, Inc., a Virginia corporation, Homebuilders Title Services, Inc., a Delaware corporation, Paragon Title, LLC, an Indiana limited liability company, Texas Lone Star Title, L.P., a Texas limited partnership, Trinity Homes, LLC, an Indiana limited liability company, Beazer Mortgage Corporation, a Delaware corporation, Beazer Homes Michigan, LLC, a Delaware limited liability company, Dove Barrington Development LLC, a Delaware limited liability company, Elysian Heights Potomia, LLC, a Virginia limited liability company, Clarksburg Arora LLC, a Maryland limited liability company, and Clarksburg Skylark, LLC, a Maryland limited liability company.
     “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Notice of Default” means a written notice of the kind specified in Section 5.1(4).
     “Officers’ Certificate” means a certificate signed by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the Company, or any other officer or officers of the Company designated in a writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or a Guarantor.
     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.
     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
          (1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
          (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
          (3) Securities as to which Defeasance has been effected pursuant to Section 13.2;
          (4) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; and
          (5) Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been duly provided for), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 3.1;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company, any Guarantor of the Securities or any other obligor upon the Securities or any Affiliate of the Company or any such Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Guarantor of such Securities or any other obligor upon the Securities or any Affiliate of the Company or a Guarantor of the Securities or such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.
     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment”, when used with respect to the Securities of any series and subject to Section 10.2, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or wrongfully taken Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or wrongfully taken Security.
     “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.
     “Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the corporate trust department, including any Vice President, assistant secretary, assistant treasurer, assistant cashier, trust officer, assistant trust officer or assistant controller assigned to the Corporate Trust Office, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.
     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
     “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.
     “Senior Debt” means: (a) indebtedness of the Company under or in respect of the Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; (b) the Senior Notes and (c) any other Indebtedness permitted under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding the foregoing, “Senior Debt” will not include: (i) Equity Interests; (ii) any liability for federal, state, local or other taxes due or owed by the Company; (iii) any Indebtedness of the Company to any of its Subsidiaries or Affiliates; (iv) any trade payables; or (v) any Indebtedness that is incurred in violation of this Indenture.
     “Senior Guarantor Debt” means, with respect to any Guarantor: (a) indebtedness of such Guarantor under or in respect of the Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; (b) indebtedness of such Guarantor in respect of the guarantee of the Senior Notes; and (c) any other Indebtedness permitted under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to such Guarantor’s Guarantee of the Securities. Notwithstanding the foregoing, “Senior Guarantor Debt” will not include: (i) Equity Interests; (ii) any liability for federal, state, local or other taxes due or owed by such Guarantor; (iii) any Indebtedness of such Guarantor to any of its Subsidiaries or Affiliates; (iv) any trade payables; or (v) any Indebtedness that is incurred in violation of this Indenture.

     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.
     “Senior Notes” means, collectively, the Company’s (1) 8-5/8% Senior Notes due 2011; (ii) 8-3/8% Senior Notes due 2012; (iii) 6 1/2% Senior Notes due 2013; (iv) 6 7/8% Senior Notes due 2015; (v) 8 1/8% Senior Notes due 2016; (vi) 12% Senior Secured Notes due 2017 and (vii) 4 5/8% Convertible Senior Notes due 2024.
     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means any Person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more other Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Uniform Commercial Code” means the Uniform Commercial Code in effect in the State of Delaware or the State of New York, as applicable, in each case as amended from time to time.
     “U.S. Government Obligation” has the meaning specified in Section 13.4.
     “Vice President”, when used with respect to the Company, any Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act; provided, however, that no such opinion shall be required in connection with the issuance of Securities that are part of any series as to which such an opinion has been furnished. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or a Guarantor’s Officers’ Certificate, if to be given by an officer of any Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as the case may be, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.4 Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and any Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee, the Company and any Guarantor, if made in the manner provided in this Section.
     Without limiting the generality of this Section, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depositary or its nominee that is a Holder of a Global Security, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in or pursuant to this Indenture to be given, made or taken by Holders, and a Depositary or its nominee that is a Holder of a Global Security may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Security in the records of such Depositary; and (ii) with respect to any Global Security the Depositary for which is The Depository Trust Company (“DTC”), any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other Applicable Procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Security, and such Act shall be deemed to have been delivered to the Company, any Guarantor and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the Applicable Procedures of DTC.
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     The ownership of Securities shall be proved by the Security Register.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.
     The Company and any Guarantor may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that neither the Company nor such Guarantor may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving, making or taking of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to give, make or take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless given, made or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company or any Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action given, made or taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is given, made or taken. Promptly after any record date is set pursuant to this paragraph, the Company or such Guarantor, as the case may be, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.5 and 1.6.
     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving, making or taking of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to give, make or take such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless given, made or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action given, made or taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is given, made or taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and any Guarantor in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.5 and 1.6.
     With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date to an earlier day as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Security may do so, in person or by an agent duly appointed in writing, with regard to all or any part of the principal amount of such Security.
     Section 1.5 Notices, Etc., to Trustee, Company and Guarantors. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile transmission) to or with the Trustee at its Corporate Trust Office, Attention: [___][, with a copy (which shall not constitute notice) to the Trustee at [___, Attention: ___] or any other address previously furnished in writing to the Company and the Holders by the Trustee] or (2) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
     Section 1.6 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
     Section 1.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 1.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.9 Successors and Assigns. All covenants and agreements in this Indenture by the Company and any Guarantor shall bind their respective successors and assigns, whether so expressed or not.
     Section 1.10 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.11 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and any Senior Guarantor Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as may otherwise be provided pursuant to Section 3.1 with respect to any Securities of a particular series or under this Indenture with respect to such Securities.
     Section 1.12 Governing Law. This Indenture, the Guarantees and the Securities and the rights and obligations of the parties hereto and thereto, including the interpretation, construction, validity and enforceability thereof, shall be governed by and construed and interpreted in accordance with the law of the State of New York.
     Section 1.13 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Maturity of any Security, or any date on which a Holder has the right to convert his Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any), or conversion of such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity, or on such date for conversion, as the case may be.
     Section 1.14 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or other agreement of the Company or any Guarantor or any Subsidiaries of any thereof or of any other Person. Any such indenture, loan or other agreement may not be used to interpret this Indenture.
     Section 1.15 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor, respectively, under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.
     Section 1.16 Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver, other action or Act provided or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.
     Section 1.17 Force Majeure. Subject to Section 6.1, in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE II
SECURITY FORMS
     Section 2.1 Forms Generally. The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, and, if the Securities of such series are to be guaranteed by the Guarantees of any Guarantor as provided in Section 3.1 and the terms of such Securities provide for the endorsement thereon or attachment thereto of Guarantees by such Guarantor, such Guarantees to be endorsed on or attached to such Securities shall be in substantially such form as shall be established by or pursuant to a Guarantor’s Board Resolution of such Guarantor or in one or more indentures supplemented hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities or Guarantees, respectively, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities. If the form of any Guarantees by any Guarantor to be endorsed on Securities of any series is established by action taken pursuant to a Guarantor’s Board Resolution of such Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of such Guarantor and delivered to the Trustee at or prior to the delivery of the Guarantor Order contemplated by Section 3.3 for the authentication and delivery of such Securities with such Guarantee endorsed thereon. For purposes hereof, a Guarantee that is endorsed on, or otherwise attached to, a Security shall be deemed “endorsed” on such Security.
     The definitive Securities and any Guarantees endorsed thereon shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or, if such Guarantees by any Guarantor are executed by such Guarantor, by the officers of such Guarantor executing such Guarantees, respectively, as evidenced by their execution of such Securities or, if such Guarantees by any Guarantor are executed by such Guarantor, by the officers of such Guarantor executing such Guarantees, respectively.
     Anything herein to the contrary notwithstanding, there shall be no requirement that any Security have endorsed thereon or attached thereto a Guarantee or a notation of a Guarantee, but such a Guarantee or notation of a Guarantee may be endorsed thereon or attached thereto as contemplated by this Section 2.1.
     Section 2.2 Form of Face of Security.
BEAZER HOMES USA, INC.

No. ___$ ___	CUSIP No. ___
BEAZER HOMES USA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___, or registered assigns, the principal sum of ___ Dollars on ___ [if the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from ___ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ___ and ___ in each year, commencing ___, and at the Maturity thereof, at the rate of ___% per annum, until the principal hereof is paid or made available for payment [if applicable, insert —, provided that any premium, and any such installment of interest, which is overdue shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such overdue amount is due until such amount is paid or duly provided for, and such interest on any overdue amount shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___ or ___ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].
     [If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of

___% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand.]
     Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof or any payment of interest becomes payable on a day other than an Interest Payment Date; provided, however, that if this Security is not a Global Security, (i) payment of interest on an Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and all other payments will be made by check against surrender of this Security; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Security, if this Security is in a denomination of at least $1,000,000 and the Holder hereof at the time of surrender hereof or, in the case of any payment of interest on any Interest Payment Date, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Security, remaining in effect as to such Holder and this Security unless and until new instructions are given in the manner described above and provided further, that notwithstanding anything in the foregoing to the contrary, if this Security is a Global Security, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

BEAZER HOMES USA, INC.

By:

Name:

Title

     Section 2.3 Form of Reverse of Security. This Security is one of a duly authorized issue of subordinated securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [___] (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors and [Trustee], as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee, the holders of Senior Debt [if applicable, insert — and any Senior Guarantor Debt] and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — limited in aggregate principal amount to $___].
     This Security is the general, unsecured, subordinated obligation of the Company [if applicable, insert—and is guaranteed pursuant to a guarantee (the “Guarantee”) by [insert name of each Guarantor] (the “Guarantors”). The Guarantee by each Guarantee is the general, unsecured, subordinated obligation of such Guarantor].

     [If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice, at any time [if applicable, insert — on or after ___, 20___], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before ___, ___%, and if redeemed] during the 12-month period beginning of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
     [If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt [if applicable, insert — and the Guarantees by the Guarantors are, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Debt], and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt [if applicable, insert — or Senior Guarantor Debt], whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.
     [If applicable, insert — The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]
     [If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
     [If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]
     Subject to following paragraph, this Indenture or the Securities (including any supplemental indenture or Authorizing Resolutions relating to a Series Securities) may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of at least a majority in principal amount of the Securities then outstanding, and any existing default or Event of Default (other than any continuing default or Event of Default in the payment of interest on or the principal of the Securities) under, or compliance with any provision of, this Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend this Indenture Supplement or the Securities or waive any provision of the

Indenture to cure any ambiguity, defect or inconsistency, to comply with Section 8.1; to provide for uncertificated Securities in addition to certificated Securities; to make any change that does not adversely affect the legal rights under this Indenture of any Holder; to comply with or qualify this Indenture under the Trust Indenture Act; or to reflect a Guarantor ceasing to be liable on the Guarantees because it is no longer a Subsidiary of the Company. After an amendment under this paragraph becomes effective, the Company shall mail notice of such amendment to the affected Holders.
     Without the consent of each Holder affected, the Company may not (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to redemption under the “Optional Redemption” section set forth in the Securities or with respect to mandatory offers to repurchase Securities pursuant to a supplemental indenture, (iv) make any Security payable in money other than that stated in the Security, (v) make any change in the Sections 5.13 or 5.8, (vi) modify the ranking or priority of the Securities or any Guarantee, (vii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture, or (viii) waive a continuing default or Event of Default in the payment of principal of or interest on the Securities.
     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority of the principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed [if applicable, insert — or alter or impair the obligation of each Guarantor, which is absolute and unconditional, to pay pursuant to its Guarantee].
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, [if applicable, insert — any Guarantor,] the Trustee and any agent of the Company [if applicable, insert — any Guarantor] or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, [if applicable, insert — any Guarantor,] the Trustee nor any such agent shall be affected by notice to the contrary.
     [If this Security is a Global Security, insert — This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations therein on transfers and exchanges of Global Securities.]
     This Security and the Indenture shall be governed by and construed in accordance with the law of the State of New York.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Section 2.4 Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     Section 2.5 Form of Trustee’s Certificate of Authentication. The Trustee’s certificates of authentication shall be in substantially the following form:
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:	[TRUSTEE], AS TRUSTEE

By:

Authorized Signatory
ARTICLE III
THE SECURITIES
     Section 3.1 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
     (1) the title of the Series;

     (2) the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;
     (3) the interest rate or method of calculation of the interest rate;
     (4) the date from which interest will accrue;
     (5) the Regular Record Date for any such interest payable on Securities of the Series on any Interest Payment Date;
     (6) the Interest Payment Dates when, places where and manner in which principal and interest are payable;
     (7) the Security Registrar and Paying Agent;
     (8) the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;
     (9) the terms of any redemption at the option of Holders;
     (10) the denominations in which Securities are issuable;
     (11) whether Securities will be issued in registered or bearer form and the terms of any such forms of Securities;
     (12) whether any Securities will be represented by a Global Security and the terms of any such Global Security;
     (13) the currency or currencies (including any composite currency) in which principal or interest or both may be paid;
     (14) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;
     (15) provisions for electronic issuance of Securities or issuance of Securities in uncertificated form;
     (16) any Events of Default, covenants and/or defined terms in addition to or in lieu of those set forth in this Indenture;
     (17) whether and upon what terms Securities may be defeased if different from the provisions set forth in this Indenture;
     (18) the form of the Securities, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form contained in Article II;
     (19) any terms that may be required by or advisable under applicable law;
     (20) the percentage of the principal amount of the Securities which is payable if the maturity of the Securities is accelerated in the case of Securities issued at a discount from their face amount;
     (21) if the Securities of the series are to be guaranteed by any Guarantors, the names of the Guarantors of the Securities of the series (which may, but need not, include any or all of the Initial Guarantors) and the terms of the Guarantees of the Securities of the series, if such terms differ from those set forth in Section 14.1, and any deletions from, or modifications or additions to, the provisions of Article

XIV or any other provisions of this Indenture in connection with the Guarantees of the Securities of the series; and
     (22) any other terms in addition to or different from those contained in this Indenture.
     If the Securities of the series are to be guaranteed by any Guarantor pursuant to Article XIV, there shall be established in or pursuant to a Guarantor’s Board Resolution of such Guarantor and, subject to Section 3.3, set forth, or determined in the manner provided, in a Guarantor’s Officers’ Certificate of such Guarantor, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of the series, the terms of the Guarantees by such Guarantor with respect to the Securities of the series, if such terms differ from those set forth in Section 14.1.
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3 set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided pursuant to this Section 3.1 for any series, after issuance of Securities of such series, such series may be reopened for issuances of additional Securities of that series.
     The terms of any Security of a series may differ from the terms of other Securities of the same series, if and to the extent provided pursuant to this Section 3.1. The matters referenced in any or all of Clauses (1) through (22) above may be established and set forth or determined as aforesaid with respect to all or any specific Securities of a series (in each case to the extent permitted by the Trust Indenture Act).
     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
     If any of the terms of the Guarantees by any Guarantor of the Securities of the series are established by action taken pursuant to a Guarantor’s Board Resolution of such Guarantor, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of such Guarantor and delivered to the Trustee at or prior to the delivery of the Guarantor’s Officers’ Certificate of such Guarantor setting forth the terms of such Guarantees.
     The Securities shall be subordinated in right of payment to Senior Debt as provided in Article XV.
     Section 3.2 Denominations. The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.
     Section 3.3 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, President or a Vice President of the Company (or any other officer of the Company designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time). The signature of any of these officers on the Securities may be manual or facsimile. If the terms of the Securities of any series provide that any Guarantee by any Guarantor is to be endorsed on or otherwise attached to, or made part of, Securities of any series, and if the terms of such Securities provide for the execution of such Guarantee by such Guarantor (it being understood and agreed that the terms of Securities of any series may, but need not, provide for the execution of any Guarantee by any Guarantor), such Guarantee shall be executed on behalf of such Guarantor by the Chairman of the Board, President or a Vice President of such Guarantor (or any other officer of such Guarantor designated in writing by or pursuant to authority of the Guarantor’s Board of Directors and delivered to the Trustee from time to time). The signature of any of these officers on any Guarantee may be manual or facsimile.
     Securities and any Guarantees by any Guarantor endorsed thereon bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or such Guarantor, as the case may be, shall bind the Company or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company, together with, if the terms of such Securities provide for the endorsement thereon of any Guarantees by any Guarantor, such Guarantees endorsed hereon and, if such terms so provide, executed by such Guarantor, to the Trustee for authentication, together with a Company Order and, if any Guarantee by a Guarantor is to be endorsed on such Securities, a Guarantor Order of such Guarantor, for the authentication and delivery of such Securities with any such Guarantees endorsed thereon, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities with any such Guarantees endorsed thereon. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or the form or terms of any Guarantees thereof by any Guarantor have been established by or pursuant to one or more Guarantor’s Board Resolutions of such Guarantor as permitted by Sections 2.1 and 3.1, in authenticating such Securities with any such Guarantees endorsed thereon, and accepting the additional responsibilities under this Indenture in relation to such Securities and such Guarantees, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,
          (1) if the form of such Securities or any Guarantee by any Guarantor endorsed thereon has been established by or pursuant to Board Resolution or Guarantor’s Board Resolution of such Guarantor, as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;
          (2) if the terms of such Securities or any Guarantee thereof by a Guarantor have been established by or pursuant to Board Resolution or Guarantor’s Board Resolution of such Guarantor as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and
          (3) that when such Securities with any Guarantees endorsed thereon have been authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities and such Guarantee will constitute valid and legally binding obligations of the Company or such Guarantor, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and subject to any limitation with respect to payments in currency other than U.S. dollars.
     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities with any Guarantees endorsed thereon if the issue of such Securities with any Guarantees endorsed thereon pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
     Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or Guarantor’s Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order, any Guarantor Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
     Each Security shall be dated the date of its authentication.
     No Security, nor any Guarantee endorsed thereon, shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security with any Guarantees endorsed thereon has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     Wherever herein it shall provide for the Company to execute, and the Trustee to authenticate and deliver, Securities of any series, if the terms of such Securities provide for the endorsement thereon of the Guarantees by any Guarantor, the Company shall cause such Securities so executed by the Company and authenticated and delivered by the Trustee to have such Guarantees endorsed thereon, and, if such terms require such Guarantees to be executed by such Guarantor, such Guarantees to be executed by such Guarantor.
     Section 3.4 Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order and, if any Guarantees by a Guarantor are so to be endorsed on such Securities, a Guarantor Order of such Guarantor, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities or Guarantees, respectively, may determine, as evidenced by their execution of such Securities or Guarantees, respectively.
     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.
     Section 3.5 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at each office or agency of the Company designated as a Place of Payment pursuant to the first paragraph of Section 10.2 a register (the register maintained in each such office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
     Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company and, if applicable, the Guarantors shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.
     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, any Guarantor or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.
     If the Securities of any series (or of any series and specified tenor) are to be redeemed in whole or in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of selection of any such Securities for redemption under Section 11.3 and ending at the close of business on the day of such selection (or during such period as otherwise specified pursuant to Section 3.1 for such Securities), or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:
          (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
          (2) Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 3.1, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, or (B) the Company has executed and delivered to the Trustee a Company Order stating that such Global Security shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall promptly be effected by the Trustee). If the Company receives a notice of the kind specified in Clause (A) above or has delivered a Company Order of the kind specified in Clause (B) above, it may, in its sole discretion, designate a successor Depositary for such Global Security within 90 days after receiving such notice or delivery of such order, as the case may be. If the Company designates a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of Clauses (1), (2), (3) and (4) of this provision shall continue to apply thereto.
          (3) Subject to Clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 3.1, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.
          (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.4, 3.6, 9.6 or 11.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.
     Every Person who takes or holds any beneficial interest in a Global Security agrees that:
          (1) the Company and the Trustee may deal with the Depositary as sole owner of the Global Security and as the authorized representative of such Person;
          (2) such Person’s rights in the Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such Person and the Depositary and/or direct and indirect participants of the Depositary;

          (3) the Depositary and its participants make book-entry transfers of beneficial ownership among, and receive and transmit distributions of principal and interest on the Global Securities to, such Persons in accordance with the Applicable Procedures of the Depositary; and
          (4) none of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Section 3.6 Mutilated, Destroyed, Lost and Wrongfully Taken Securities. If (a) any mutilated Security is surrendered to the Trustee or (b) both (i) there shall be delivered to the Company and the Trustee (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Security of such Holder and a request thereby for a new replacement Security of the same series, and (B) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or wrongfully taken Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously Outstanding.
     In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.
     Section 3.7 Payment of Interest; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.1 with respect to any Securities of a series, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (or, if no business is conducted by the Trustee at its Corporate Trust Office on such date, at 5:00 P.M. New York City time on such date).
     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
          (1) The Company may elect to make payment of any Defaulted Interest payable on any Securities of a series to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each of such Securities and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Securities in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
          (2) The Company may make payment of any Defaulted Interest on any Securities of a series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
     Except as may otherwise be provided in this Section 3.7 or as contemplated in Section 3.1 with respect to any Securities of a series, the Person to whom interest shall be payable on any Security that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Security on the day such interest is paid.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.
     Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.
     Section 3.8 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor and the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.7) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.
     Section 3.9 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such canceled Securities.
     Section 3.10 Computation of Interest. Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 3.11 CUSIP Numbers. The Company in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities. Any such redemption shall not be affected by any defect in or omission of such CUSIP numbers.
ARTICLE IV
SATISFACTION AND DISCHARGE
     Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to the Securities of any series and any Guarantees of such Securities (except as to any surviving rights of conversion, registration of transfer or exchange of any such Security expressly provided for herein or in the terms of such Security), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when
          (1) either
               (A) all such Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or wrongfully taken and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
               (B) all such Securities not theretofore delivered to the Trustee for cancellation
                    (i) have become due and payable, or
                    (ii) will become due and payable at their Stated Maturity within one year, or
                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and
          (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture with respect to Securities of any series, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section with respect to such Securities, the obligations of the Company of such series under Section 10.2 and the obligations of the Trustee under Section 4.2, Section 6.6 and the last paragraph of Section 10.3 with respect to such Securities shall survive such satisfaction and discharge.
     Section 4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 with respect to Securities of any series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request, to the extent originally deposited by the Company. The Company may direct by a Company Order the investment of any money deposited with the Trustee pursuant to Section 4.1, without distinction between principal and income, in (1) United States Treasury Securities with a maturity of one year or less or (2) a money market fund that invests solely in short term United States Treasury Securities and from time to time the Company may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in Clause (1) or (2) of this sentence.
ARTICLE V
DEFAULTS AND REMEDIES
     Section 5.1 Events of Default.
     Except as may otherwise be provided pursuant to Section 3.1 for all or any specific Securities of any series, “Event of Default,” wherever used herein with respect to the Securities of that series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XV or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
          (2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or
          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or
          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days (provided that, if any Person becomes the successor to the Company pursuant to Article VIII and such Person is organized and validly existing under the law of a jurisdiction outside the United States, each reference in this Clause (5) to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-U.S. jurisdiction, for as long as such Person is the successor to the Company hereunder and is so organized and existing); or
          (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action (provided that, if any Person becomes the successor to the Company pursuant to Article VIII and such Person is organized and validly existing under the law of a jurisdiction outside the United States, each reference in this Clause (6) to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-U.S. jurisdiction, for as long as such Person is the successor to the Company hereunder and is so organized and existing); or
          (7) if Article XIV has been made applicable with respect to such Securities, the Guarantee of the Securities of such series by any Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by this Indenture or by the terms of the Securities of such series established pursuant to Section 3.1; or
          (8) any other Event of Default provided with respect to Securities of that series in accordance with Section 3.1.
     Section 5.2 Acceleration of Maturity; Rescission and Annulment. Except as may otherwise be provided pursuant to Section 3.1 for all or any specific Securities of any series, if an Event of Default (other than an Event of Default specified in Section 5.1(5) or 5.1(6)) with respect to Securities of that series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company and any Guarantor of the Securities of that series (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Except as may otherwise be provided pursuant to Section 3.1 for all or any specific Securities of any series, if an Event of Default specified in Section 5.1(5) or Section 5.1(6) with respect to Securities of that series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
     Except as may otherwise be provided pursuant to Section 3.1 for all or any specific Securities of any series, at any time after such a declaration of acceleration with respect to Securities of that series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company, any Guarantor of the Securities of that series and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company or any such Guarantor has paid or deposited with the Trustee a sum sufficient to pay
               (A) all overdue interest on all Securities of that series,
               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,
               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and
               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if
          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 60 days, or
          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 5.4 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities, their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. The Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
     Section 5.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 5.6 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 6.7;
     SECOND: Subject to Article XV, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and
     THIRD: To the payment of the remainder, if any, to the Company, any Guarantor or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.
     Section 5.7 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
          (2) the Holders of not less than a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.7) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date), and, if the terms of such Security so provide, to convert such Security in accordance with its terms, and to institute suit for the enforcement of any such payment and, if applicable, any such right to convert, and such rights shall not be impaired without the consent of such Holder.
     Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12 Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that
          (1) such direction shall not be in conflict with any rule of law or with this Indenture;
          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
          (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability.
     Section 5.13 Waiver of Past Defaults. Except as may otherwise be provided pursuant to Section 3.1 for all or any specific Securities of any series, the Holders of not less than a majority in principal amount (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of the Outstanding Securities of any series to be affected under this Indenture may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default
          (1) in the payment of the principal of or any premium or interest on any Security of such series, or
          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver with respect to any series, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, with respect to such series for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. A waiver of any past default and its consequences given by or on behalf of any Holder of Securities in connection with a purchase of, or tender or exchange offer for, such Holder’s Securities will not be rendered invalid by such purchase, tender or exchange.
     Section 5.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Guarantor or the Trustee or, if applicable, in any suit for the enforcement of the right to convert any Security in accordance with its terms.
     Section 5.15 Waiver of Usury, Stay or Extension Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI
THE TRUSTEE
     Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,
          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and as are provided by the Trust Indenture Act, and, except for implied covenants or obligations under the Trust Indenture Act, no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
          (1) this Subsection shall not be construed to limit the effect of the first paragraph of this Section;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and
          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 6.2 Notice of Defaults. If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.1(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
     Section 6.3 Certain Rights of Trustee. Subject to the provisions of Section 6.1:
          (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any request or direction of a Guarantor mentioned herein shall be sufficiently evidenced by a Guarantor Request or Guarantor Order of such Guarantor, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution and any resolution of a Guarantor’s Board of Directors may be sufficiently evidenced by a Guarantor’s Board Resolution;
          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or if such matter relates to a Guarantor, a Guarantor’s Officers’ Certificate of such Guarantor;
          (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and, if applicable, the Guarantors, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;
          (8) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
          (9) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
          (10) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and
          (11) the rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
     Section 6.4 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 6.5 May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company or any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
     Section 6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Guarantor.
     Section 6.7 Compensation and Reimbursement.
     The Company agrees
          (1) to pay to the Trustee from time to time such compensation as the Company and Trustee shall agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

          (3) to indemnify each of the Trustee or any predecessor Trustee and its officers, directors, agents and employees for, and to hold it harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based upon, measured by or determined by the earnings or income of the Trustee) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on Securities.
     Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
     The provisions of this Section shall survive the termination of this Indenture.
     Section 6.8 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.
     Section 6.9 Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the continental United States of America. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 6.10 Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
     The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of a notice of removal pursuant to this paragraph, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     If at any time:

          (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
          (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or
          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
     The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     Section 6.11 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, any Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, any Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor

Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     Upon request of any such successor Trustee, the Company and any Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 6.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     Section 6.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to any series of Securities which shall be authorized to act on behalf of the Trustee to authenticate the Securities of such Series issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.6, and Securities of such series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities of such series by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent so appointed with respect to such series and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent so appointed with respect to such series. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee, the Company, the Authenticating Agent or such successor corporation.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent with respect to any series of Securities which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of such series in the manner provided in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed by the Company for such payments, subject to the provisions of Section 6.7.
     If an appointment is made pursuant to this Section with respect to Securities of any series, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
[TRUSTEE], AS TRUSTEE
By:
      As Authenticating Agent
By:
      Authorized Signatory
ARTICLE VII
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
     Section 7.1 Company to Furnish Trustee Names and Addresses of Holders. The Company and any Guarantor will furnish or cause to be furnished to the Trustee
          (1) semi-annually, not later than May 15 and November 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the immediately preceding May 1 or November 1 as the case may be, and
          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company or such Guarantor, respectively, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

     Section 7.2 Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.
     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.
     Every Holder of Securities, by receiving and holding the same, agrees with the Company, any Guarantor and the Trustee that neither of the Company nor the Guarantors (if applicable) nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 7.3 Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than [ ] 15 and shall be dated as of [ ] 1 in each calendar year, commencing in 20___.
     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company and any Guarantor. The Company and any Guarantor will notify the Trustee when any Securities are listed on any stock exchange and of any delisting thereof.
     Section 7.4 Reports by Company. The Company and any Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act, if any, at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act need not be filed with the Trustee until the 15th day after the same are actually filed with the Commission; and provided further that the filing of any such information, documents or reports by the Company on the EDGAR system maintained by the Commission (or any successor system thereto) shall constitute filing with the Trustee. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by the Company or any Guarantor with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or Guarantor’s Officers’ Certificates, as the case may be).
ARTICLE VIII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     Section 8.1 Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:
          (1) in case the Company shall consolidate with or merge into another Person or sell, convey, transfer or lease all or substantially all its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and, for each Security that by its terms provides for conversion, shall have provided for the right to convert such Security in accordance with its terms;
          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
          (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 8.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     Section 9.1 Supplemental Indentures Without Consent of Holders. Except as may otherwise be provided pursuant to Section 3.1 for all or any specific Securities of any series, without the consent of any Holders, the Company, when authorized by a Board Resolution, each of the Guarantors, when authorized by a Guarantor’s Board Resolution of such Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
          (1) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities or the Guarantees of such Guarantor, as the case may be; or
          (2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any Securities of any series (and if such covenants are to be for the benefit of less than all Securities of such series, stating that such covenants are expressly being included solely for the benefit of such Securities within such series) or to surrender any right or power herein conferred upon the Company or any Guarantor with regard to all or any Securities of any series (and if any such surrender is to be made with regard to less than all Securities of such series, stating that such surrender is expressly being made solely with regard to such Securities within such series); or
          (3) to add any additional Events of Default for the benefit of the Holders of all or any Securities of any series (and if such additional Events of Default are to be for the benefit of less than all Securities of such series, stating that such additional Events of Default are expressly being included solely for the benefit of such Securities within such series); or
          (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

          (5) to add to, change or eliminate any of the provisions of this Indenture in respect of all or any Securities of any series or any Guarantees thereof (and if such addition, change or elimination is to apply with respect to less than all Securities of such series or Guarantees thereof, stating that it is expressly being made to apply solely with respect to such Securities within such series or Guarantees thereof), provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series or Guarantee thereof created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or
          (6) to secure the Securities or any Guarantees; or
          (7) to establish the form or terms of all or any Securities of any series and any Guarantees thereof as permitted by Sections 2.1 and 3.1; or
          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or
          (9) to add to or change any of the provisions of this Indenture with respect to any Securities that by their terms may be converted into securities or other property other than Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Securities; or
          (10) to add any Person as an additional Guarantor under this Indenture, to add additional Guarantees or additional Guarantors in respect of any Outstanding Securities under this Indenture, or to evidence the release and discharge of any Guarantor from its obligations under its Guarantees of any Securities and its obligations under this Indenture in respect of any Securities in accordance with the terms of this Indenture; or
          (11) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (11) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.
     The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.2 Supplemental Indentures With Consent of Holders. Except as may otherwise be provided pursuant to Section 3.1 for all or any specific Securities of any series or Guarantees thereof, with the consent of the Holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of the Outstanding Securities of all series affected by such supplemental indenture (considered together as one class for this purpose and such affected Securities potentially being Securities of the same or different series and, with respect to any series, potentially comprising fewer than all the Securities of such series), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, each of the Guarantors when authorized by a Guarantor’s Board Resolution of such Guarantor, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any Guarantees of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities),

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or permit the Company to redeem any Security if, absent such supplemental indenture, the Company would not be permitted to do so, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
          (2) if any Security provides that the Holder may require the Company to repurchase or convert such Security, impair such Holder’s right to require repurchase or conversion of such Security on the terms provided therein, or
          (3) reduce the percentage in principal amount of the Outstanding Securities of any one or more series (considered separately or together as one class, as applicable, and whether comprising the same or different series or less than all the Securities of a series), the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
          (4) if any Security is guaranteed by the Guarantee of any Grantor, release such Guarantor from any of its obligations under such Guarantee except in accordance with the terms of this Indenture; or
          (5) modify any of the provisions of this Section, Section 5.13 or Section 10.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.6, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.1(8).
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Securities or series of Securities, or which modifies the rights of the Holders of such Securities or series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of any other Securities or of any other series, as applicable.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A consent to any indenture supplemental hereto by or on behalf of any Holder of Securities given in connection with a purchase of, or tender or exchange offer for, such Holder’s Securities will not be rendered invalid by such purchase, tender or exchange.
     Section 9.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel and Officers’ Certificate and Guarantor’s Officers’ Certificate, as the case may be, stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 9.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
     Section 9.6 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
     Section 9.7 Subordination Unimpaired. No supplemental indenture shall adversely affect the interests of any holder of Senior Debt then outstanding under Article XV or of any holder of Senior Guarantor Debt then outstanding under the last paragraph of Section 14.1 in any material respect unless each holder of Senior Debt or Senior Guarantor Debt so affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt or Senior Guarantor Debt) consents to such supplemental indenture in writing.
ARTICLE X
COVENANTS
     Section 10.1 Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.
     Section 10.2 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company or any Guarantor in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor, provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.
     Section 10.3 Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to 11:00 A.M., New York City time, on each due date of the principal of or any premium or interest on any Securities of that series, deposit (or, if the Company has deposited any trust funds with a trustee pursuant to Section 13.4(1), cause such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request (or if deposited by a Guarantor, paid to such Guarantor on Guarantor Request), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or such Guarantor, as the case may be, for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company or such Guarantor, as the case may be, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or the applicable Guarantor, as the case may be.
     Section 10.4 Corporate Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 10.5 Statement by Officers as to Default. (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge;
     (b) So long as any Securities of a series to which Article XIV has been made applicable are Outstanding, each Guarantor of such Securities will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a Guarantor’s Officers’ Certificate of such Guarantor, stating whether or not to the best knowledge of the signers thereof such Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if such Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     Section 10.6 Waiver of Certain Covenants. Except as otherwise provided pursuant to Section 3.1 for all or any Securities of any series, the Company may, with respect to all or any Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in Section 10.4 or in any covenant provided pursuant to Section 3.1(18), 9.1(2), 9.1(6) or 9.1(7) for the benefit of the Holders of such series or in Article VIII if, before the time for such compliance, the Holders of a majority in principal amount (including waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of all Outstanding Securities affected by such waiver (considered together as one class for this purpose and such affected Securities potentially being Securities of the same or different series and, with respect to any particular series, potentially comprising fewer than all the Securities of such series) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. A waiver of compliance given by or on behalf of any Holder of Securities in connection with a purchase of, or tender or exchange offer for, such Holder’s Securities will not be rendered invalid by such purchase, tender or exchange.
ARTICLE XI
REDEMPTION OF SECURITIES
     Section 11.1 Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with this Article.
     Section 11.2 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be established in or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 5 Business Days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (1) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (2) pursuant to an election of the Company that is subject to a condition specified in the terms of the Securities of the series to be redeemed, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.
     Section 11.3 Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 40 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 40 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.
     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as it may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.
     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.
     The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
     Section 11.4 Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 days nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 3.1 for the relevant Securities), to each Holder of Securities to be redeemed, at his address appearing in the Security Register.
     All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:
          (1) the Redemption Date,
          (2) the Redemption Price,
          (3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,
          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
          (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,
          (6) for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and
          (7) that the redemption is for a sinking fund, if such is the case.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     Section 11.5 Deposit of Redemption Price. Prior to 11:00 A.M., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.
     If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.7 or in the terms of such Security) be paid to the Company upon Company Request or, if then held by the

Company, shall be discharged from such trust.
     Section 11.6 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
     Section 11.7 Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE XII
SINKING FUNDS
     Section 12.1 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.
     The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.
     Section 12.2 Satisfaction of Sinking Fund Payments with Securities. The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been converted in accordance with their terms or which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed (or at such other prices as may be specified for such Securities as contemplated in Section 3.1), for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
     Section 12.3 Redemption of Securities for Sinking Fund. Not less than 45 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.
ARTICLE XIII
DEFEASANCE AND COVENANT DEFEASANCE
     Section 13.1 Company’s Option to Effect Defeasance or Covenant Defeasance. Unless otherwise designated pursuant to Section 3.1(15), the Securities of any series of Securities shall be subject to defeasance or covenant defeasance pursuant to such Section 13.2 or 13.3, in accordance with any applicable requirements provided pursuant to Section 3.1 and upon compliance with the conditions set forth below in this Article. The Company may elect, at its option, at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities so subject to defeasance or covenant defeasance. Any such election shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities.
     Section 13.2 Defeasance and Discharge. Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations, and the provisions of Article XV (and the provisions of the last paragraph of Section 14.1) shall cease to be effective, with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company and the Guarantors of the Securities shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all their other respective obligations under such Securities and this Indenture insofar as such Securities or such Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4(1) and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the obligations of the Company and the Guarantors of the Securities of such series with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have Section 13.3 applied to such Securities. Upon the effectiveness of defeasance with respect to any series of Securities, each Guarantor of the Securities of such series shall (except as provided in clause (2) of the preceding sentence) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the Securities of such series and all of its other obligations under this Indenture in respect of the Securities of such series, without any action by the Company, any Guarantor or the Trustee and without the consent of the Holders of any Securities.
     Section 13.3 Covenant Defeasance. Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 10.4 and any covenants provided pursuant to Section 3.1(18), 9.1(2), 9.1(6) or 9.1(7) for the benefit of the Holders of such Securities, and (2) the occurrence of any event specified in Sections 5.1(4) (with respect to Section 10.4 and any such covenants provided pursuant to Section 3.1(18), 9.1(2), 9.1(6) or 9.1(7)) and 5.1(8) shall be deemed not to be or result in an Event of Default and (3) the provisions of Article XV (and the provisions of the last paragraph of Section 14.1) shall cease to be effective, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(4)) or Article XV or the last paragraph of Section 14.1, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities and any Guarantees thereof shall be unaffected thereby.

     Section 13.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:
          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) such other obligations or arrangements as may be specified as contemplated by Section 3.1 with respect to such Securities, or (D) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
          (2) In the event of an election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.
          (3) In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.
          (4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.
          (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities (other than such an event or Event of Default solely with respect to such Securities resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing at the time of such deposit.
          (6) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (7) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company.
          (8) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.
     Section 13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent or any Guarantor of the Securities of the applicable series or any Subsidiary or Affiliate of the Company or any such Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money and U.S. Government Obligations so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations (including the proceeds thereof) so held in trust shall not be subject to the provisions of Article XV, provided that the applicable conditions of Section 13.4 have been satisfied
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.
     Section 13.6 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the respective obligations under this Indenture and such Securities and, if applicable, Guarantees of such Securities from which the Company and the applicable Guarantors have been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company or any Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.
ARTICLE XIV
GUARANTEES
     Section 14.1 Guarantees. Securities of any series that are to be guaranteed by the Guarantees of any Guarantors shall be guaranteed by such Guarantors as shall be established pursuant to Section 3.1 with respect to the Securities of such series. The Persons who shall initially be the Guarantors of the Securities of any such series may, but need not, include any or all of the Initial Guarantors and may include any and all such other Persons as the Company may determine; provided that, prior to the authentication and delivery upon original issuance of Securities that are to be guaranteed by a Person that is not an Initial Guarantor, the Company, the Trustee and such Person shall enter into a supplemental indenture pursuant to Section 9.1 hereof whereby such Person shall become a Guarantor under this Indenture.
     Securities of any series that are to be guaranteed by the Guarantees of any Guarantors shall be guaranteed in accordance with the terms of such Guarantees as established pursuant to Section 3.1 with respect to such Securities and such Guarantees thereof and (except as otherwise specified as contemplated by Section 3.1 for such Securities and such Guarantees thereof) in accordance with this Article.
     Each Guarantor of any Security hereby fully and unconditionally guarantees to each Holder of such Security, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such payment, such Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.
     The Guarantor of any Security hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or this Indenture, any failure to enforce the provisions of such Security or this Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of any Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity of any payment thereon, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Section 5.2 of this Indenture.
     The Guarantor of any Security hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that its obligations hereunder will not be discharged in respect of such Security except by complete performance of the obligations of such Guarantor contained in such Security and in this Indenture. Any Guarantee of any Guarantor hereunder shall constitute a guaranty of payment and not of collection. The Guarantor of any Security hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the obligation of such Guarantor hereunder without first proceeding against the Company.
     The obligations of the Guarantor of any Security hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Four of this Indenture to have been, paid in full or otherwise discharged.
     The Guarantor of any Security shall be subrogated to all rights of the Holders of such Security against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued hereunder that are due and payable shall have been paid in full.
     The Guarantee by any Guarantor of any Security shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of such Security, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of such Security, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on a Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.
     No Guarantor shall consolidate with or merge into any other Person or sell, convey or transfer all or substantially all its properties and assets to any Person, and no Guarantor shall permit any Person to consolidate with or merge into such Guarantor, in each case in a transaction in which the successor Person formed by such consolidation or merger or to which such sale, conveyance or transfer is made is an Affiliate of the Company, and no Guarantor shall lease all or substantially all its properties and assets to any Person (whether or not such an Affiliate), unless, in any such case:
          (1) in case such Guarantor shall consolidate with or merge into another Person or sell, convey, transfer or lease all or substantially all its properties and assets to any Person, the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, conveyance or transfer, or which leases, all or substantially all the properties and assets of such Guarantor shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance or observance of every covenant of this Indenture and any Guarantees on the part of such Guarantor to be performed or observed;
          (2) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
          (3) such Guarantor has delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Upon any consolidation of any Guarantor with, or merger of such Guarantor into, any other Person or any sale, conveyance, transfer or lease of all or substantially all the properties and assets of such Guarantor in accordance with this paragraph, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as such Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and any Guarantees of such Guarantor.
     Upon (i) a consolidation or merger of any Guarantor with or into, or a sale, conveyance or transfer of all or substantially all the properties and assets of any Guarantor to, any other Person or any consolidation or merger of any Person with or into any Guarantor, in each case in a transaction in which the successor Person formed by such consolidation or merger or to which such sale, conveyance or transfer is made is not an Affiliate of the Company or (ii) any sale, conveyance or transfer (including by way of merger) by the Company or any Subsidiary thereof of all or substantially all the Capital Stock of any Guarantor to any Person that is not an Affiliate of the Company, such Guarantor shall be deemed to be automatically and unconditionally released and discharged from all its obligations under its Guarantees and under this Article XIV without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release and discharge upon receipt of a Company Request accompanied by an Officers’ Certificate certifying as to the compliance with this paragraph of Section 14.1. The Company may, at its option, at any time and from time to time, cause any Guarantor to be automatically and unconditionally released and discharged from all its obligations under its Guarantees with respect to Securities of all series guaranteed by Guarantees of such Guarantor and under this Article XIV upon (i) any conditions for such release provided with respect to Securities of such series in accordance with Section 3.1 having been satisfied and (ii) delivery by the Company to the Trustee of a Company Order relating to such release and discharge. The Trustee shall deliver an appropriate instrument evidencing such release and discharge upon receipt of a Company Request accompanied by an Officers’ Certificate certifying as to the compliance with this paragraph of Section 14.1.
     Anything in this Indenture, the Securities or any Guarantee to the contrary notwithstanding, the obligations of any Guarantor under its Guarantees and this Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantees and this Indenture not constituting a fraudulent advance or fraudulent transfer under any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or other law affecting the rights of creditors generally.
     No Guarantee by any Guarantor of any Security, whether or not such Guarantee is or is to be endorsed thereon, shall be valid and obligatory for any purpose with respect to such Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.
     The obligations of each Guarantor under its Guarantees pursuant to this Article XIV are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Debt of such Guarantor, in each case on the same basis as the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on the Securities are subordinate and subject in right of payment to the prior payment in full of all Senior Debt, mutatis mutandis. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive or retain payments by any Guarantor only at such times as they may receive or retain payments and distributions in respect of the Securities pursuant to this Indenture, including Article XV hereof.
ARTICLE XV
SUBORDINATION OF SECURITIES
     Section 15.1 Securities Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.
     Notwithstanding the foregoing, if a deposit referred to in Section 13.4(1) is made pursuant to Section 13.2 or Section 13.3 with respect to any Securities (and provided all other conditions set out in Section 13.2 or Section 13.3, as applicable, shall have been satisfied with respect to such Securities), then no money or U.S. Government Obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Debt, including any such rights arising under this Article XV.
     Section 15.2 Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up event.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Security receives for purposes of this Section.
     For purposes of this Article only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation or other entity, provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, or the sale, conveyance, transfer or lease by the Company of all or substantially all its properties and assets to, another Person upon the terms and conditions set forth in Article VIII, or the liquidation or dissolution of the Company following any such sale, conveyance or transfer, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of such properties and assets, as the case may be, shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions set forth in Article VIII.
     Section 15.3 Prior Payment to Senior Debt Upon Acceleration of Securities. In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article XII by delivering and crediting pursuant to Section 12.2 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.
     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
     Section 15.4 No Payment When Senior Debt in Default. Subject to the last paragraph of this Section, (a) (i) in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt beyond any applicable grace period with respect thereto, or (ii) in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, whether or not such Senior Debt has been so accelerated (provided that, in the case of Clause (i) or Clause (ii), if such default in payment or event of default shall have been cured or waived or shall have ceased to exist and any such declaration of acceleration shall have been rescinded or annulled, then such default in payment or event of default, as the case may be, shall be deemed not to have occurred for the purposes of this Section), or (b) in the event that any judicial proceeding shall be pending with respect to any such default in payment or event of default that shall be deemed to have occurred for the purpose of this Section, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article XII by delivering and crediting pursuant to Section 12.2 Securities which have been acquired (upon redemption or otherwise) prior to such default in payment.
     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
     No default in payment or event of default with respect to any Senior Debt shall be deemed to be a default in payment or event of default of the kind specified in Clause (a)(i) or (a)(ii) of this Section, and no judicial proceeding with respect to any such default in payment or event of default shall be deemed to be a judicial proceeding of the kind specified in Clause (b) of this Section, if (x) the Company shall be disputing the occurrence or continuation of such default in payment or event of default, or any obligation purportedly giving rise to such default in payment or event of default, and (y) no final judgment holding that such default in payment or event of default has occurred and is continuing shall have been issued. For this purpose, a “final judgment” means a judgment that is issued by a court having jurisdiction over the Company or its property, is binding on the Company or its property, is in full force and effect and is not subject to judicial appeal or review (including because the time within which a party may seek appeal or review has expired), provided that, if any such judgment has been issued but is subject to judicial appeal or review, it shall nevertheless be deemed to be a final judgment unless the Company shall in good faith be prosecuting such appeal or a proceeding for such review and shall have obtained a stay of execution pending such appeal or review. Notwithstanding the foregoing, this paragraph shall not apply to any default in payment or event of default with respect to any Senior Debt as to which the Company has waived the application of this paragraph in the instrument evidencing such Senior Debt or by which such Senior Debt is created, incurred, assumed or guaranteed by the Company.
     Section 15.5 Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 15.2 or under the conditions described in Section 15.3 or Section 15.4, from making payments at any time of or on account of the principal of (and premium, if any) or interest on the Securities, or on account of the purchase or other acquisition of Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.
     Section 15.6 Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

     Section 15.7 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     Section 15.8 Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.
     Section 15.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
     Section 15.10 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist.
     Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 15.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.
     Section 15.12 Trustee Not Fiduciary For Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.
     Section 15.13 Rights of Trustee as Holder of Senior Debt; Preservation of Trustees Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.
     Section 15.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

BEAZER HOMES USA, INC.

By:

SUBSIDIARY GUARANTORS:

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACREMENTO, INC.
BEAZER/SQUIRES REALTY, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.

By:

BEAZER MORTGAGE CORPORATION

By:

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES CORP.,
its Sole Member

By:

ARDEN PARK VENTURES, LLC
BEAZER CLARKSBURG, LLC
BEAZER COMMERCIAL HOLDINGS, LLC
DOVE BARRINGTON DEVELOPMENT LLC
BEAZER HOMES INVESTMENTS, LLC
BEAZER HOMES MICHIGAN, LLC
ELYSIAN HEIGHTS POTOMIA, LLC

	By:	BEAZER HOMES CORP.,
its Sole Member

By:

BEAZER HOMES TEXAS, L.P.
TEXAS LONE STAR TITLE, L.P.

	By:	BEAZER HOMES TEXAS HOLDINGS INC.,
its General Partner

By:

BEAZER REALTY SERVICES, LLC

	By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member

	By:	BEAZER HOMES CORP.,
its Sole Member

By:

BEAZER SPE, LLC

	By:	BEAZER HOMES HOLDINGS CORP.,
its Sole Member

By:

BH BUILDING PRODUCTS, LP

	By:	BH PROCUREMENT SERVICES, LLC,
its General Partner

	By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

	By:	BEAZER HOMES TEXAS HOLDINGS INC.,
its General Partner

By:

2

BH PROCUREMENT SERVICES, LLC

	By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

	By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:

PARAGON TITLE, LLC

	By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member and Manager

	By:	BEAZER HOMES CORP.,
its Sole Member

By:

CLARKSBURG ARORA LLC

	By:	BEAZER CLARKSBURG, LLC,
it Sole Member

	By:	BEAZER HOMES CORP.,
its Sole Member

By:

CLARKSBURG SKYLARK, LLC

	By:	CLARKSBURG ARORA LLC,
its Sole Member

	By:	BEAZER CLARKSBURG, LLC,
it Sole Member

	By:	BEAZER HOMES CORP.,
its Sole Member

By:

3

[TRUSTEE]

By:

4